SECOND AMENDMENT TO

AGREEMENT OF SALE

THIS SECOND AMENDMENT TO AGREEMENT OF SALE (this “Amendment”) made as of the 29th day of May, 2012, between KIMCO KISSIMMEE 613, INC., a Florida corporation (“Seller”), and THE PHILLIPS EDISON GROUP LLC, an Ohio limited liability company (“Buyer”).

WITNESSETH, THAT:

WHEREAS, Seller and Buyer have entered into that certain Agreement of Sale, dated April 24, 2012, as amended by a First Amendment to Agreement of Sale, dated May 24, 2012 (as so amended, the “Agreement”) with respect to the sale by Seller to Buyer of the shopping center known as “Vine Street Square” located in Kissimmee, Florida.

WHEREAS, Buyer and Seller wish to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement. All references in the Agreement to “this Agreement” shall be deemed to be the Agreement as amended by this Amendment unless the context requires otherwise.

2. Due Diligence Period. The Due Diligence Period is hereby waived and deemed expired.

3. Purchase Price. The Purchase Price is hereby reduced by $350,000.00 and the Purchase Price set forth in Section 3 is hereby amended and restated to be Thirteen Million Six Hundred Fifty Thousand ($13,650,000.00) Dollars.

4. Continued Force and Effect. Buyer and Seller acknowledge and agree that except as amended by this Amendment, the Agreement is and remains valid, unmodified and in full force and effect.

5. Counterparts. This Amendment may be executed in any number of counterparts, provided each of the parties hereto executes at least one counterpart; each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

6. Electronic Delivery. This Amendment may be executed by email or facsimile, and such signatures shall have the same force and effect as originals.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

SELLER:	BUYER:

KIMCO KISSIMMEE 613, INC.,	THE PHILLIPS EDISON GROUP LLC,

a	Florida corporation an Ohio limited liability company

By:	By:	Phillips Edison Limited Partnership, a Delaware limited partnership, Managing Member
Name:
Title:

By:	Phillips Edison & Company, Inc., a Maryland corporation, General Partner

By:	/s/ Robert F. Myers

Name:	Robert F. Myers

Title:	President

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

SELLER:		BUYER:
KIMCO KISSIMMEE 613, INC., a Florida corporation		THE PHILLIPS EDISON GROUP LLC, an Ohio limited liability company

By:	/s/ Barbara Briamonte	By:	Phillips Edison Limited Partnership, a Delaware limited partnership,

Name:	Barbara Briamonte		Managing Member

Title:	Vice President

By:	Phillips Edison & Company Inc., a Maryland corporation, General Partner

By:

Name:	Robert Myers

Title:	President
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